UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

Dermata Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Del Mar Heights Rd., #322 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

(858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On December 23, 2025, Dermata Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors for the issuance and sale in a private placement (the “Private Placement”) of (i) 1,484,312 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 537,750 shares of Common Stock, at an exercise price of $0.001 per share, (iii) series C warrants (the “Series C Warrants”) to purchase up to 2,022,062 shares of Common Stock, and (iv) series D warrants (the “Series D Warrants” together with the Series C Warrants, the “Warrants”) to purchase up to 2,022,062 shares of Common Stock. The purchase price per Share and accompanying Warrants was $2.04 and the purchase price per Pre-Funded Warrant and accompanying Warrant was $2.039. The Warrants have an exercise price of $2.04 per share.

The Pre-Funded Warrants are exercisable immediately, may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, and have an exercise price of $0.001 per share. The Warrants will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares of Common Stock issuable upon exercise of the Warrants. The Series C Warrants will expire five years from the effective date of stockholder approval and the Series D Warrants will expire twenty-four months from the effective date of stockholder approval.

Company insiders, including the Company’s Chief Executive Officer and Chief Financial Officer, participated in the Private Placement. These company insiders purchased an aggregate of 735,294 Shares and Warrants to purchase up to an aggregate of 1,470,588 shares of Common Stock, for an aggregate purchase price of approximately $1.5 million. The purchase price per Share and accompanying Warrants for these Company insiders was the same as paid by the other investors in the Private Placement.

A holder of the Pre-Funded Warrants and the Warrants may not exercise any portion of such holder’s Pre-Funded Warrants or Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. In the event of certain fundamental transactions, holders of the Warrants will have the right to receive the Black Scholes Value of their Warrant calculated pursuant to a formula set forth in the Warrant, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of December 23, 2025, with the investors, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Shares and the shares of Common Stock underlying the Pre-Funded Warrants and the Warrants no later than thirty (30) days after the date of the Registration Rights Agreement (the “Registration Statement”), and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than sixty (60) days following the date of the Registration Rights Agreement (or ninety (90) days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The net proceeds to the Company from the Private Placement were approximately $3.7 million, after deducting placement agent fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for general corporate purposes which includes, without limitation, consumer research studies, pre-launch and launch activities for the Company’s new OTC acne kit, investing in or acquiring companies that are synergistic with or complementary to the Company’s technologies, licensing activities related to the Company’s current and future product candidates, and to the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, licensing activities, or the acquisition of other businesses and working capital.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Private Placement, pursuant to that certain engagement letter, dated as of September 10, 2024, between the Company and Wainwright, as amended (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company paid Wainwright (i) a cash fee equal to (x) 7.0% of the aggregate gross proceeds of the Private Placement raised from outside institutional and accredited investors, and (y) 3.5% of the aggregate gross proceeds of the Private Placement raised from insider investors, (iii) a management fee of 1.0% of the aggregate gross proceeds of the Private Placement, (iv) a non-accountable expense allowance of $25,000, and (v) an out-of-pocket expense allowance of $40,000. In addition, the Company issued to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 141,544 shares of Common Stock at an exercise price equal to $2.55 per share. The Placement Agent Warrants have substantially the same terms as the Series C Warrants.

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Pursuant to the Purchase Agreement, the Company agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until thirty (30) days after the effective date of the Registration Statement. The Company has also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Purchase Agreement) until one (1) year after the effective date of the Registration Statement (subject to certain exceptions).

Pursuant to warrant amendment agreements each dated December 23, 2025, among the Company and certain holders of the Company’s outstanding warrants that participated as investors in the Private Placement (collectively, the “Warrant Amendment Agreements”), the Company amended certain outstanding warrants to purchase up to an aggregate of 120,734 shares of the Company’s common stock that were previously issued on January 23, 2025, with an exercise price of $12.70 per share (which exercise price reflects a one-for-10 reverse stock split effected by the Company on August 1, 2025), effective upon the closing of the Private Placement, such that the amended warrants have a reduced exercise price of $2.04 per share, will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Warrants issued in the Private Placement and will expire five years from the effective date of such stockholder approval.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties and agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreement, the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants, the Warrant Amendment Agreements, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of each such documents, which are attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3, 10.2 and 10.3, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Shares, (ii) the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants and (iii) the shares of Common Stock issuable upon exercise of Pre-Funded Warrants, the Warrants and the Placement Agent Warrants is incorporated herein by reference. Neither the issuance of the Shares, the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants nor the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Shares, the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants were and the shares of Common Stock issuable upon the exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

On December 24, 2025, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series C/Series D Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant Amendment Agreement
10.3	Form of Registration Rights Agreement
99.1	Press Release, dated December 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dermata Therapeutics, Inc.

Date: December 29, 2025	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	Chief Executive Officer

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